CarParts.com Reports Third Quarter 2025 Results

TORRANCE, Calif. – November 10th, 2025 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the third quarter ended September 27, 2025.

Third Quarter 2025 Summary vs. Year-Ago Quarter

●	Net sales decreased 12% to $127.8 million.
●	Gross profit of $42.3 million vs. $51.0 million, with gross margin of 33.1%.
●	Net loss was ($10.9) million, or ($0.19) per share, compared to a net loss of ($10.0) million, or ($0.17) per share.
●	Adjusted EBITDA of ($2.2) million vs. ($1.2) million.
●	Cash of $36.0 million and inventory of $94.3 million.
●	Our mobile app has cumulative net downloads of approximately 1,100,000.
●	Over 8,000 CarParts+ and Roadside Assistance Memberships.

Management Commentary

“Earlier this year, we began exploring strategic alternatives to maximize shareholder value. That process has now concluded, and I’m pleased to announce that in early September, Carparts.com closed on a $35.7 million strategic investment from A-Premium, ZongTeng Group, and CDH Investments.

ZongTeng provides a global logistics network with over 24 million sq. ft. of fulfillment space, giving us access to 50+ U.S. facilities. This partnership enhances speed, efficiency, and cost savings without major capital investment, complementing our network by handling smaller, automated orders.

A-Premium expands our product range by adding 100,000+ new SKUs and boosting mechanical parts coverage with minimal capital. The partnership is already generating about $20 million annually and could grow to over $100 million as integration progresses.

CDH, managing $20 billion across 350+ investments and 100+ IPOs, contributes not just funding but strategic, operational, and governance expertise that strengthens our ability to scale and pursue growth.

Turning to the business, we’re tackling every critical lever of the P&L; gross margin, variable costs, operational efficiency, and fixed expenses; with the goal of driving sustained free cash flow generation. Our plan is clear: disciplined execution, profitable growth, and operational efficiency working together to drive sustained free cash flow.

Every part of the business is moving in the same direction, and the results we’re seeing each quarter reinforce that the model is working. We’re confident that this approach, supported by the foundation we’ve built and the partnerships established through the strategic review, positions CarParts.com for long-term profitability. We expect to be free cash flow positive in 2026.” said David Meniane, CEO.

Third Quarter 2025 Financial Results

Net sales in the third quarter of 2025 were $127.8 million, down 12% from $144.8 million in the year-ago quarter. The decrease was primarily driven by the Company’s efforts to increase profitability by rationalizing marketing spend.

Gross profit was $42.3 million in the third quarter compared to $51.0 million in the year-ago quarter, with gross margin decreasing 210 basis points to 33.1%. The decrease was primarily driven by product mix and the impact of tariffs, partially offset by pricing increases.

Total operating expenses in the third quarter were $52.3 million compared to $60.9 million in the year-ago quarter. The decrease was primarily driven by favorable marketing spend and favorable payroll costs due to headcount reductions.

Net loss in the third quarter was ($10.9) million compared to a net loss of ($10.0) million in the year-ago quarter, primarily driven by lower net sales, partially offset by lower operating expenses, including favorable marketing spend.

Adjusted EBITDA in the third quarter was ($2.2) million compared to ($1.2) million in the year-ago quarter.

On September 27, 2025, the Company had a cash balance of $36.0 million, $25.0 million convertible notes payable balance and no revolver loan balance, compared to a $36.4 million cash balance, no revolver debt or convertible notes payable balances at prior fiscal year-end December 28, 2024.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today to discuss the results.

Date: Monday, November 10, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1 million quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest expense (income), net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; (g) distribution center costs; and (h) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$127.77	$144.75	$427.10	$455.31
Gross profit	$42.27	$50.98	$139.40	$153.29
	33.1%	35.2%	32.6%	33.7%
Operating expense	$52.31	$60.90	$177.00	$178.46
	40.9%	42.1%	41.4%	39.2%
Net loss	$(10.89)	$(10.02)	$(38.88)	$(25.18)
	(8.5)%	(6.9)%	(9.1)%	(5.5)%
Adjusted EBITDA	$(2.17)	$(1.16)	$(11.51)	$(0.23)
	(1.7)%	(0.8)%	(2.7)%	(0.1)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net loss	$(10,885)	$(10,018)	$(38,879)	$(25,183)
Depreciation & amortization	5,242	4,956	15,702	13,436
Amortization of intangible assets	13	12	40	33
Interest expense (income), net	394	(35)	595	(240)
Income tax provision	59	135	289	260
EBITDA	$(5,177)	$(4,950)	$(22,254)	$(11,694)
Stock compensation expense	$2,289	$3,057	$7,434	$8,967
Workforce transition costs(1)	—	26	1,657	617
Distribution center costs(2)	393	705	393	1,882
Strategic alternatives exploration costs(3)	327	—	1,256	—
Adjusted EBITDA	$(2,167)	$(1,162)	$(11,514)	$(228)

(1)	We incurred workforce transition costs, primarily related to severance, mainly as part of our recent workforce reductions in the fiscal year ended December 28, 2024 and recently in the second quarter of 2025.
(2)	In 2024, we incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center. In September 2025, we recorded a $393 loss on early lease termination in connection with a lease termination agreement related to the closure of our Virginia distribution center.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our exploration of strategic alternatives during 2025.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
Net sales	$127,769	$144,751	$427,096	$455,310
Cost of sales (1)	85,494	93,769	287,695	302,016
Gross profit	42,275	50,982	139,401	153,294
Operating expense	52,313	60,900	177,002	178,457
Loss from operations	(10,038)	(9,918)	(37,601)	(25,163)
Other (expense) income:
Other (expense) income, net	(203)	345	238	1,136
Interest expense	(585)	(310)	(1,227)	(896)
Total other (expense) income, net	(788)	35	(989)	240
Loss before income taxes	(10,826)	(9,883)	(38,589)	(24,923)
Income tax provision	59	135	289	260
Net loss	(10,885)	(10,018)	(38,879)	(25,183)
Other comprehensive gain:
Foreign currency adjustments	—	—	—	87
Total other comprehensive gain	—	—	—	87
Comprehensive loss	$(10,885)	$(10,018)	$(38,879)	$(25,096)
Net loss per share:
Basic and diluted net loss per share	$(0.19)	$(0.17)	$(0.64)	$(0.44)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	58,191	57,334	61,072	56,897

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	September 27,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$36,011	$36,397
Accounts receivable, net	7,349	6,098
Inventory, net	94,283	90,353
Other current assets	6,228	6,020
Total current assets	143,871	138,868
Property and equipment, net	26,017	32,206
Right-of-use - assets - operating leases, net	19,979	26,682
Right-of-use - assets - finance leases, net	8,047	10,765
Other non-current assets	2,364	2,053
Total assets	$200,278	$210,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$53,572	$60,365
Accrued expenses	18,486	16,083
Right-of-use - obligation - operating, current	4,986	5,810
Right-of-use - obligation - finance, current	2,963	3,471
Other current liabilities	4,185	4,694
Total current liabilities	84,192	90,423
Convertible notes payable	25,024	—
Right-of-use - obligation - operating, non-current	16,994	23,203
Right-of-use - obligation - finance, non-current	6,719	8,842
Other non-current liabilities	3,192	2,931
Total liabilities	136,121	125,399
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 69,356 and 57,454 shares issued and outstanding as of September 27, 2025 and December 28, 2024 (of which 3,786 are treasury stock)	64	61
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	343,404	325,546
Accumulated other comprehensive income	1,055	1,055
Accumulated deficit	(268,454)	(229,575)
Total stockholders’ equity	64,157	85,175
Total liabilities and stockholders' equity	$200,278	$210,574

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 27,	September 28,
	2025	2024
Operating activities
Net loss	$(38,879)	$(25,183)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	15,702	13,436
Amortization of intangible assets	40	33
Noncash interest expense	24	—
Share-based compensation expense	7,434	8,967
Stock awards issued for non-employee director service	40	31
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	7
Loss (gain) from disposition of assets	4	(70)
Amortization of deferred financing costs	84	49
Loss on early lease termination	393	—
Changes in operating assets and liabilities:
Accounts receivable	(1,251)	(1,063)
Inventory	(3,930)	31,666
Other current assets	(113)	(355)
Other non-current assets	(486)	261
Accounts payable and accrued expenses	(5,151)	(19,352)
Other current liabilities	(509)	(465)
Right-of-use obligation - operating leases - current	(150)	1,259
Right-of-use obligation - operating leases - long-term	8	(772)
Other non-current liabilities	263	93
Net cash (used in) provided by operating activities	(26,477)	8,542
Investing activities
Additions to property and equipment	(6,281)	(18,146)
Payments for intangible assets	—	(76)
Proceeds from sale of property and equipment	—	92
Net cash used in investing activities	(6,281)	(18,130)
Financing activities
Borrowings from revolving loan payable	20,565	168
Payments made on revolving loan payable	(20,565)	(168)
Proceeds from convertible notes payable	25,000	—
Payments on finance leases	(2,615)	(3,243)
Net proceeds from issuance of common stock for ESPP	154	359
Proceeds from issuance of common stock	10,733	—
Payment of issuance costs - common stock	(383)	—
Statutory tax withholding payment for share-based compensation	(517)	(461)
Net cash provided by (used in) financing activities	32,372	(3,345)
Effect of exchange rate changes on cash	—	87
Net change in cash and cash equivalents	(386)	(12,846)
Cash and cash equivalents, beginning of period	36,397	50,951
Cash and cash equivalents, end of period	$36,011	$38,105
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$12,857
Accrued asset purchases	$396	$907
Share-based compensation expense capitalized in property and equipment	$685	$561
Accrued issuance costs - purchase agreement	$550	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$152	$48
Cash paid during the period for interest	$1,094	$896
Cash received during the period for interest	$631	$1,136